As filed with the Securities and Exchange Commission on January 25, 2007.

File No. 811-06342

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

Registration Statement Under the Investment Company Act of 1940

Amendment No. 8

ABERDEEN GLOBAL INCOME FUND, INC.

(Exact name of Registrant as Specified in Charter)

800 Scudders Mill Road

Plainsboro, New Jersey 08536

(Address of Principal Executive Offices)

Registrant's telephone number, including Area Code: (866) 839-5233

Mr. Christian Pittard

Aberdeen Asset Management Inc.

1735 Market Street, 37th Floor

Philadelphia, PA 19103

(Name and Address of Agent for Service)

Copies to:

Sander M. Bieber, Esq.

Dechert LLP

1775 I Street, NW

Washington, DC 20006

If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box ... [   ]

It is proposed that this filing will become effective (check appropriate box)

[   ] when declared effective pursuant to Section 8(c)

The following boxes should only be included and completed if the registrant is a registered closed-end management investment company or business development company which makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act and is making this filing in accordance with Rule 486 under the Securities Act.

[X] immediately upon filing pursuant to paragraph (b)

PART C

Registrant's Articles of Amendment and Restatement dated April 26, 2006, as filed with the Maryland State Department of Assessments and Taxation on April 27, 2006, filed herewith as Exhibit (a)(19).

Registrant's Certificate of Notice dated January 5, 2006, field herewith as Exhibit (a)(20)

Registrant's Certificate of Notice dated September 12, 2006, field herewith as Exhibit (a)(21)

Registrant's Bylaws as amended and restated as of June 7, 2006, filed herewith as Exhibit (b)(4).

Registrant's Form of Stock Certificate for Registrant's Common Stock, filed herewith as Exhibit (d).

Registrant's Dividend and Reinvestment Cash Purchase Plan, filed herewith as Exhibit (e).

Registrant's Management Agreement with Aberdeen Asset Management Asia Limited, dated March 8, 2004, filed herewith as Exhibit (g)(6).

Registrant's Investment Advisory Agreement among Aberdeen Asset Management Asia Limited and Aberdeen Asset Management Limited, dated March 8, 2004, filed herewith as Exhibit (g)(7).

Second Amendment to Custodian Contract between Registrant and State Street Bank and Trust Company, dated as of July 8, 2005, filed herewith as Exhibit (j)(3).

Registrant's Administration Agreement with Aberdeen Asset Management Inc., dated September 30, 2004, filed herewith as Exhibit (k)(7).

Amendment to Registrant's Administration Agreement with Aberdeen Asset Management Inc., dated January 12, 2006, filed herewith as Exhibit (k)(8).

Sub-Administration Agreement between Aberdeen Asset Management Inc. and Princeton Administrators, L.P., dated September 30, 2004, filed herewith as Exhibit (k)(9).

Registrant's Stock Transfer Agency Agreement with The Bank of New York, dated July 19, 2004, filed herewith as Exhibit (k)(10).

Amendment to Registrant's Stock Transfer Agency Agreement with The Bank of New York, dated November 10, 2004, filed herewith as Exhibit (k)(11).

Form ADV, Non-Resident Investment Adviser Execution Page for Registrant's Investment Manager, filed herewith as Exhibit (m)(1).

Form ADV, Non-Resident Investment Adviser Execution Page for Registrant's Investment Adviser, filed herewith as Exhibit (m)(2).

17j-1 Code of Ethics for Registrant, filed herewith as Exhibit (r)(1).

Sarbanes-Oxley Code of Ethics for Registrant, filed herewith as Exhibit (r)(2)

Code of Ethics for Investment Manager and Investment Adviser, filed herewith as Exhibit (r)(3).

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 8 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on the 25th day of January, 2007.  The undersigned duly represents that this amendment to the registration statement does not contain disclosure which would render it ineligible to become effective under Rule 486(b) of the Securities Act of 1933.

ABERDEEN GLOBAL INCOME FUND, INC.

*
Martin J. Gilbert
President and Director

By: /s/ Karl Paulson Egbert
Karl Paulson Egbert
as Attorney-in-Fact for Martin J. Gilbert

* Pursuant to a power of attorney filed herewith.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Director or Officer constitutes and appoints Sander M. Bieber, David J. Harris, Wendy Fox, Jennifer O. Epstein, Victoria M. Szybillo, Karl Paulson Egbert, and Tiffany Ford, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place, and stead, in any and all capacities, to sign any and all registration statements, exemptive applications, no-action letter requests and other regulatory filings made applicable to ABERDEEN GLOBAL INCOME FUND, INC. (the "Fund"), and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.

Name	Title	Date

/s/ Martin J. Gilbert	President and Director	September 12, 2006
Martin J. Gilbert

/s/ Christian Pittard	Principal Financial and	September 12, 2006
Christian Pittard	Accounting Officer

/s/ David L. Elsum	Director	September 13, 2006
David L. Elsum

/s/ P. Gerald Malone	Director	September 12, 2006
P. Gerald Malone

/s/ Neville J. Miles	Director	September 20, 2006
Neville J. Miles

/s/ William J. Potter	Director	September 12, 2006
Willam J. Potter

/s/ Peter Sacks	Director	September 12, 2006
Peter D. Sacks

/s/ Anton E. Schrafl	Director	September 12, 2006
Anton E. Schrafl

/s/ E. Duff Scott	Director	September 12, 2006
E. Duff Scott

/s/ John T. Sheehy	Director	September 12, 2006
John T. Sheehy

/s/ Warren C. Smith	Director	September 12, 2006
Warren C. Smith

                                                          EXHIBIT INDEX

Exhibit Description

(a)(19)	Registrant's Articles of Amendment and Restatement dated April 26, 2006
(a)(20)	Registrant's Certificate of Notice dated January 5, 2006
(a)(21)	Registrant's Certificate of Notice dated September 12, 2006
(b)(4)	Registrant's Bylaws as amended and restated as of June 7, 2006
(d)	Registrant's Form of Stock Certificate for Registrant's Common Stock
(e)	Registrant's Dividend and Reinvestment Cash Purchase Plan
(g)(6)	Registrant's Management Agreement with Aberdeen Asset Management Asia Limited dated March 8, 2004
(g)(7)	Registrant's Investment Advisory Agreement among Aberdeen Asset Management Asia Limited and Aberdeen Asset Management Limited, dated March 8, 2004
(j)(3)	Second Amendment to Custody Contract between Registrant and State Street Bank and Trust Company dated as of July 8, 2005
(k)(7)	Registrant's Administration Agreement with Aberdeen Asset Management Inc. dated September 30, 2004
(k)(8)	Amendment to Registrant's Administration Agreement with Aberdeen Asset Management Inc. dated January 12, 2006
(k)(9)	Sub-Administration Agreement between Aberdeen Asset Management Inc. and Princeton Administrators, L.P. dated September 30, 2004
(k)(10)	Registrant's Stock Transfer Agency Agreement with The Bank of New York dated July 19, 2004
(k)(11)	Amendment to Registrant's Stock Transfer Agency Agreement with The Bank of New York dated November 10, 2004
(m)(1)	Form ADV, Non-Resident Investment Adviser Execution Page for Registrant's Investment Manager
(m)(2)	Form ADV, Non-Resident Investment Adviser Execution Page for Registrant's Investment Adviser
(r)(1)	17j-1 Code of Ethics for Registrant
(r)(2)	Sarbanes-Oxley Code of Ethics for Registrant
(r)(3)	Code of Ethics for Investment Manager and Investment Adviser